Exhibit 10.15


                    HOME EQUITY LOAN/LINE PURCHASE AGREEMENT

       This Loan/Line Purchase Agreement ("Agreement"), dated as of November 1, 2000 (the "Effective Date") is between Wells Fargo Bank West, N.A., a national banking association, having an address at 1740 Broadway, Denver, Colorado 80217 (hereinafter referred to as "WFBW") and WELLS FARGO BANK, N.A. ("WELLS FARGO"), a national banking association, having an address at 420 Montgomery Street, San Francisco, California 94105 (collectively, "WELLS FARGO"), on one hand, and E-LOAN, Inc., a Delaware corporation having an office at 5875 Arnold Road, Dublin, California 94568 (the "SELLER"), on the other hand. In consideration of the promises set forth below and for other good and valuable consideration, this Agreement sets forth the terms and conditions upon which the SELLER agrees to sell to WELLS FARGO, and WELLS FARGO agrees to purchase from the SELLER Home Equity Loans/ Home Equity Lines of Credit from time to time.

1.     DEFINITIONS

       1.1 ELIGIBLE LOANS. The Home Equity Loans/ Home Equity Lines of Credit that result from applications taken by SELLER, and that satisfy all of the requirements contained in the SELLER Guide and the product profile for the particular Home Equity Loan/Home Equity Line of Credit shown on the Commitment. An Eligible Loan shall also include a Home Equity Loan/Home Equity Line of Credit that does not meet all of the requirements contained in the SELLER Guide or product profile but which WELLS FARGO has specifically agreed in writing to accept as an Eligible Loan. Such written agreement shall be provided in a writing signed by WELLS FARGO and shall be subject to special pricing, warranty and other conditions as may be set forth in the signed writing.

       1.2 E-LOAN SITE. SELLER's internet site, www.eloan.com, or any successor internet site.

       1.3 QUARTER. Any three successive calendar month period beginning on the Effective Date and ending with the termination of this Agreement in which SELLER satisfies one of the volume thresholds set forth in Exhibit A that entitles SELLER to an incentive fee payment. An individual month may only be included in one Quarter.

       1.4 WF SYSTEM. The automated credit decisioning application system incorporating WELLS FARGO Confidential Information including credit scoring and underwriting logic housed at and maintained for WELLS FARGO by Zoot Enterprises Incorporated or Equifax Credit Information Services, Inc. ("Zoot/Equifax"). The WF System does not include access to actual credit reports, appraisal reports, insurance or similar information.

       1.5 Any capitalized term used in this Agreement that is not otherwise defined shall have the meaning set forth in the SELLER Guide.

2.     THE SELLER GUIDE

       The SELLER has received and reviewed the Wells Fargo Home Equity SELLER Guide (as it may be amended from time to time, the "SELLER Guide"). The parties agree that the SELLER Guide along with this Agreement and any amendments to this Agreement constitute the complete agreement between the parties as to the sale by the SELLER to WELLS FARGO and purchase by WELLS FARGO from the SELLER of Eligible Loans. WELLS FARGO may amend the SELLER Guide from time to time upon written notice to the SELLER. In the event of any express conflict between the

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                                                                   Exhibit 10.15


provisions of this Agreement and the provisions of the SELLER Guide, the provisions of this Agreement shall control.

3.     OFFERS TO SELL LOANS

       From time to time, SELLER may offer to WELLS FARGO one or more Eligible Loans for purchase by WELLS FARGO. Any and all such sales and transfers shall be subject to the provisions of this Agreement and the SELLER Guide. Upon payment of the Purchase Price for each Eligible Loan, SELLER shall sell, transfer, assign and convey to WELLS FARGO, without recourse, except as described in the SELLER Guide, and WELLS FARGO shall purchase and acquire, all Of SELLER's right, title and interest in and to the Eligible Loans that WELLS FARGO has agreed to purchase, and title to such Eligible Loans shall vest in WELLS FARGO in accordance with the SELLER Guide.

4.     COMMITMENTS

       The SELLER may order Commitments from WELLS FARGO in accordance with the SELLER Guide for Eligible Loans that the SELLER intends to sell to WELLS FARGO. Within forty-eight (48) hours of SELLER registering the Commitment, WELLS FARGO will send the SELLER a written Commitment Confirmation as set forth in the Seller Guide. Except for WELLS FARGO's obligations relating to Commitments for Eligible Loans, nothing in this Agreement or the Seller Guide (1) requires WELLS FARGO to purchase any Eligible Loan from the SELLER or (2) requires SELLER to sell any Eligible Loan to WELLS FARGO. In the event SELLER elects to offer Eligible Loans for sale, SELLER shall offer all Eligible Loans to WELLS FARGO for purchase before offering such Home Equity Loans/Home Equity Lines of Credit to any other purchaser.

5.     PURCHASE PRICE, VOLUME INCENTIVE FEE AND VOLUME EXPECTATIONS

       The Purchase Price for each Eligible Loan will be shown on the Commitment Confirmation relating to the Eligible Loan. WELLS FARGO agrees to guarantee the Purchase Price for the Eligible Loan for the time period shown on the Commitment Confirmation and the SELLER agrees to close the Eligible Loan and deliver it to WELLS FARGO within the time period. Delivery shall be made in accordance with the loan delivery procedures set forth in the SELLER Guide. The Purchase Price for each Eligible Loan shall be paid by wire transfer to SELLER's designated account within forty-eight (48) hours after the receipt by WELLS FARGO of all of the original loan documents required in the SELLER Guide.

       In addition to the Purchase Price paid for each Eligible Loan, WELLS FARGO will pay SELLER a volume incentive fee as set forth on Exhibit A, attached hereto and incorporated herein by this reference. WELLS FARGO shall pay SELLER the volume incentive fee, if applicable, for each Quarter within thirty (30) days from the last day of such Quarter. There shall be no pro-rata calculations or payments for the Quarter in which the Agreement terminates and incentive fees and volume thresholds are not cumulative from one Quarter to another Quarter and no one (1) month may be counted in more than one (1) Quarter. Volume incentive fees will be based on the number of Eligible Loans purchased from SELLER by WELLS FARGO during a Quarter.

       If SELLER does not achieve a minimum delivery to WELLS FARGO of three hundred (300) Eligible Loans in any Quarter, WELLS FARGO may terminate this Agreement as provided in Section 14. Termination for failure to achieve this minimum delivery shall be treated as a termination due to breach or an event of default.

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                                                                   Exhibit 10.15


6.     PENALTIES AND FEES

       In the event the SELLER does not comply with the loan delivery procedures contained in the SELLER Guide, the SELLER shall pay WELLS FARGO the applicable late delivery, late correction or buyout penalties or fees as provided for in the SELLER Guide. The SELLER grants WELLS FARGO the right of set-off and WELLS FARGO may deduct any fees, penalties or other sums owed to WELLS FARGO by the SELLER under the terms of this Agreement from the Purchase Price for Eligible Loans being purchased by WELLS FARGO from the SELLER pursuant to this Agreement.

7.     SELLER'S REPRESENTATIONS AND WARRANTIES

       The SELLER hereby makes all representations, warranties and covenants set forth in the SELLER Guide as such are amended from time to time.

8.     WELLS FARGO'S REPRESENTATIONS AND WARRANTIES

       As of the Effective Date, and at the time of each Eligible Loan purchase under this Agreement, WELLS FARGO hereby represents and warrants to SELLER as follows:

       8.1 DUE ORGANIZATION AND GOOD STANDING. Each WELLS FARGO entity is a national banking association duly organized, validly existing and in good standing under the laws of the United States and is duly qualified in all jurisdictions in which Eligible Loans are purchased and/or serviced.

       8.2 AUTHORITY AND CAPACITY. WELLS FARGO has all requisite corporate power, authority, and capacity to enter into this Agreement and to perform the obligations required of it hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have each been duly and validly authorized by all necessary corporate action. This Agreement constitutes the valid and legally binding agreement of WELLS FARGO enforceable in accordance with its terms, subject to the Federal Deposit Insurance Corporation Act, bankruptcy laws and other similar laws pertaining to banking institutions affecting rights of creditors.

       8.3 EFFECTIVE AGREEMENT. The execution, delivery and performance of this Agreement by WELLS FARGO, its compliance with the terms hereof, and the consummation of the transactions contemplated hereby will not violate, conflict with, result in a breach of, constitute a default under, be prohibited by or require any additional approval under its charter, bylaws, or any other agreement to which it is a party or by which it is bound.

       8.4 LITIGATION. There is no action, suit, or proceeding or investigation pending, or to WELLS FARGO's knowledge, threatened, against WELLS FARGO that if determined adversely to WELLS FARGO, would adversely affect the sale of the Eligible Loans, or the execution, delivery or enforceability of this Agreement.

       8.5 CONSENT. No consent, approval, authorization or order of any court or governmental authority is required for the execution and delivery of this Agreement by WELLS FARGO or for the performance by WELLS FARGO of its obligations under this Agreement.

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                                                                   Exhibit 10.15


9.     SPECIFIC PERFORMANCE

       The SELLER recognizes that WELLS FARGO intends to rely on its Commitments from the SELLER and will without notice to the SELLER, make binding Commitment Confirmations in reliance thereon and that actual delivery of the Eligible Loan under each confirmed Commitment is the essence of this Agreement and is mandatory within the delivery period as set forth in the SELLER Guide. The SELLER acknowledges and agrees that WELLS FARGO shall be entitled, therefore, in addition to the remedies set forth in the SELLER Guide, to specific performance if the SELLER fails to perform any of the SELLER's confirmed Commitments since money damages may not adequately compensate WELLS FARGO for its losses and WELLS FARGO may be unable to effect cover in order to satisfy its commitments with third parties. Upon the SELLER's insolvency, repudiation or failure in WELLS FARGO's sole judgment to perform its obligations, WELLS FARGO may proceed immediately by its own acts, order or seizure, or such other remedy as may be available at law or equity to take possession of all documents relating to a Home Equity Loan/Home Equity Line of Credit belonging to the SELLER which could qualify for sale to WELLS FARGO pursuant to the SELLER's Commitments.

10.    REPORTS; AUDIT

       During the term of this Agreement, SELLER Will provide WELLS FARGO with weekly reports in the format and in the manner to be agreed upon by SELLER and WELLS FARGO. The reports will set forth, at a minimum, the number of Home Equity Loan/Home Equity Lines of Credit applications submitted, the number of such applications declined, the number of such applications approved and the number of such applications approved but withdrawn by the applicant. WELLS FARGO and SELLER shall each make their books and records available to the other upon reasonable notice, during regular business hours, for examination and audit to the extent necessary to determine the accuracy of the reports and compliance with this Agreement. WELLS FARGO or SELLER may redact customer identifying information from their respective books and records prior to making them available to one another under this Section.

11.    CONFIDENTIAL INFORMATION AND AUTHORIZATION TO USE THE WF SYSTEM

       11.1 "Confidential Information" shall mean any and all technical and non-technical information provided to SELLER by WELLS FARGO or its affiliates, or by WELLS FARGO or its affiliates to SELLER, or developed by SELLER, WELLS FARGO or its affiliates, or Zoot/Equifax in connection with the performance of this Agreement, including but not limited to (a) patent and patent applications,
(b) trade secret, and (c) proprietary information-ideas, samples, techniques, sketches, drawings, works of authorship, models, inventions, know-how, processes, apparatuses, equipment, algorithms, software programs, software source documents, and formulae related to the current, future, and proposed products and services, and including, without limitation, its information concerning research, experimental work, development, design details and specifications, engineering, financial information, procurement requirements, purchasing, manufacturing, customer lists, investors , business and contractual relationships, business forecasts, sales and merchandising, marketing plans and information either Party provides to the other regarding third parties. The WF System shall be deemed Confidential Information of WELLS FARGO.

       11.2 Each Party will hold another Party's Confidential Information in confidence and will not disclose such Confidential Information to third parties nor use such Confidential Information for any purpose other than as required to perform under this Agreement. Such restrictions will not apply


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                                                                   Exhibit 10.15


to Confidential Information which (a) becomes publicly known through no act or fault of the Party receiving the Confidential Information, (b) is received by a Party from a third party without a restriction on disclosure or use, or (c) is independently developed by the Party receiving the Confidential Information without reference to the Confidential Information.

       11.3 Each Party agrees to keep all information regarding the subject matter of this Agreement or disclosed to it by the other Party pursuant to this Agreement confidential, to use such information solely for the purposes set out in this Agreement, and to protect such information with the same degree of care as the Party receiving the Confidential Information employs in protecting its own information, which in no case shall be less than a standard of reasonable care. Each Party shall be responsible for ensuring that its employees, agents or representatives shall not disclose, reveal or otherwise use for any purpose (other than the limited purpose of performing their respective obligations under the Agreement) another Party's Confidential Information and information regarding the subject matter of this Agreement.

       11.4 In the event a Party is required by subpoena, or other legal process to disclose Confidential Information about another Party, the disclosing Party shall provide the other Party with immediate written notice and documentation thereof so that the other Party may seek a protective order or other appropriate remedy. Each Party agrees that the contents of the Agreement is confidential and is not to be revealed to any third party without the written consent of the other Party. The provisions of this Section 11 shall survive any termination or expiration of this Agreement.

       11.5 Each Party agrees that money damages would not be a sufficient remedy for any breach of the obligations herein and that the non-breaching Party shall be entitled to specific injunctive relief as a remedy for any such breach. Such remedy shall not be deemed to be the exclusive remedy for the breach of obligations herein but shall be in addition to all other available legal or equitable remedies. A disclosure of Confidential Information that is (a) in response to a valid order by a court or other governmental body, (b) required by law, or (c) necessary to establish the rights of the disclosing Party hereunder, shall not be considered to be a breach of this Agreement.

       11.6 WELLS FARGO authorizes SELLER to utilize the WF System, including the WELLS FARGO Confidential Information incorporated in the WF System, solely for the purposes contemplated by this Agreement. WELLS FARGO does not control access to the WF System maintained by Zoot/Equifax. Nothing in this Agreement shall be construed as a grant of access to the WF System or a promise that WELLS FARGO Will obtain for SELLER the right to access the WF System. Upon the termination of this Agreement, SELLER's authority to use the WF System is revoked and SELLER shall not directly or indirectly use, disclose, publish, reveal, copy, disseminate, or otherwise make available the WF System or any Confidential Information incorporated in the WF System.

12.    CROSS DEFAULT

       WELLS FARGO and SELLER intend to enter into a marketing agreement addressing home equity lending in the states in which SELLER is not licensed as a lender. Once the Marketing Agreement is entered into, this Agreement shall, at the option Of WELLS FARGO, terminate upon a default by SELLER under the Marketing Agreement that would allow WELLS FARGO to immediately terminate the Marketing Agreement.

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                                                                   Exhibit 10.15


13.    INDEMNIFICATION AND REMEDIES

       13.1 In addition to the indemnities contained in the SELLER Guide, SELLER agrees to indemnify and hold WELLS FARGO, and its successors, officers, directors and employees harmless from any and all losses, damages, costs, expenses (including attorneys fees) related to claims, suits or proceedings, arising out of or in connection with the use of the E-Loan Site to solicit and originate Home Equity Loans/Home Equity Line of Credit.

       13.2 WELLS FARGO agrees to indemnify and hold SELLER, its successors, officers, directors and employees harmless from any and all losses, damages, costs, expenses (including attorneys fees) related to claims, suits or proceedings, arising out of or in connection with WELLS FARGO's breach of any of its warranties, representations or obligations under this Agreement.

       13.3   This Section shall survive termination of the Agreement.

14.    TERMINATION

       WELLS FARGO and SELLER shall have the right to terminate the Agreement in accordance with the terms of the SELLER Guide. Any breach of a representation, warranty or covenant set forth in the Agreement shall constitute an Event of Default subject to the remedies more particularly described in the SELLER Guide, except that WELLS FARGO may terminate this Agreement immediately upon notice to SELLER, (a) if an Event of Default is a default under the Agreement or the SELLER Guide that constitutes an actual or potential violation of a statute, regulation or other law, including at common law or equity; (b) if SELLER fails to provide the minimum delivery of Eligible Loans as set forth in Section 5 for any Quarter; or (c) if SELLER's common stock is delisted from the NASDAQ.

15.    WARRANTY

       EXCEPT AS SET FORTH IN THE SELLER GUIDE AND THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, AS TO ANY MATTER INCLUDING, BUT NOT LIMITED TO, A WARRANTY OF FITNESS FOR PURPOSE OR OF MERCHANTABILITY. SPECIFICALLY, WELLS FARGO DOES NOT WARRANT THE WF SYSTEM.

16.    LIMITATION OF LIABILITY

       EXCEPT AS SPECIFICALLY SET FORTH IN THE SELLER GUIDE AND FOR CLAIMS FOR VIOLATION OF SECTIONS 7, 8, 11 AND 13, NEITHER PARTY WILL BE LIABLE FOR ANY LOST PROFITS, SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES (INCLUDING BUT NOT LIMITED TO SUCH DAMAGES ARISING FROM BREACH OF CONTRACT OR WARRANTY OR FROM NEGLIGENCE OR STRICT LIABILITY), EVEN IF SUCH PARTY HAS BEEN ADVISED OF (OR KNOWS OR SHOULD KNOW OF) THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY IN AN AMOUNT GREATER THAN THE AMOUNTS DUE FROM SUCH PARTY TO THE OTHER PARTY UNDER THIS AGREEMENT DURING THE TERM OF THE AGREEMENT. THIS LIMITATION OF EACH PARTY'S LIABILITY IS CUMULATIVE, WITH ALL PAYMENTS FOR CLAIMS OR DAMAGES IN CONNECTION WITH THIS AGREEMENT BEING AGGREGATED TO DETERMINE


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                                                                   Exhibit 10.15


SATISFACTION OF THE LIMIT. THE EXISTENCE OF ONE OR MORE CLAIMS WILL NOT ENLARGE THE LIMIT.

17.    RELATIONSHIP OF PARTIES AND ZOOT/EQUIFAX.

       Nothing herein contained shall be construed to create a partnership or joint venture between WELLS FARGO and SELLER, between SELLER and Zoot/Equifax, or between WELLS FARGO and Zoot/Equifax. At no time shall SELLER represent that it is acting as an agent for or on behalf of WELLS FARGO or that Zoot/Equifax is acting as an agent for or on behalf Of WELLS FARGO. At all times SELLER and Zoot/Equifax shall act as independent contractors.

18.    NOTICES.

Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party may specify in writing. Such notice shall be deemed given: (a) if delivered personally, upon delivery as evidenced by delivery records; (b) if sent by telephone facsimile, upon confirmation of receipt; (c) if sent by certified or registered mail, postage prepaid, five (5) days after the date of mailing; of
(d) if sent by nationally recognized express courier, two (2) business days after date of placement with such courier.

       a.       Send notices to the SELLER to the attention of:
                Steve Majerus
                E-Loan
                5875 Arnold Road
                Dublin, CA 94568

                with a copy to SELLER's General Counsel at the same address.

       b.       Send notices to WELLS FARGO to the attention of:

                Director of Strategic Alliances
                Wells Fargo Bank, N.A.
                550 California Street
                San Francisco, CA 94104

                WITH A COPY TO:
                --------------
                General Counsel
                Wells Fargo Bank, N.A.
                633 Folsom Street,
                7th Floor San Francisco, CA 94107

19.    MISCELLANEOUS

       19.1 COOPERATION; CORRECTIVE INSTRUMENTS. WELLS FARGO and SELLER agree that they shall cooperate and assist each other, as reasonably requested, in carrying out the other's covenants, agreements, duties and responsibilities under this Agreement, and shall from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such additional instruments, assignments, endorsements, papers and documents as may reasonably be required or appropriate to further express the intention, or to facilitate the performance of this Agreement.

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                                                                   Exhibit 10.15


       19.2 MODIFICATION. This Agreement (but not the SELLER Guide) may not be changed orally but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

       19.3 PUBLIC ANNOUNCEMENT. The timing and content of any advertisements, announcements, press releases or other promotional activity relating to this Agreement, and the use of each other's name or trademarks shall be subject to the prior approval of both parties.

IN WITNESS WHEREOF the parties hereto-have entered into this Agreement as of the date first set forth above.

WELLS FARGO BANK, N.A.                    E-LOAN, INC.

By  /s/ COLIN D. WALSH                    By:    /s/  STEVEN M. MAJERUS
    ----------------------------------           -------------------------------

Name:  Colin D. Walsh                     Name:  STEVEN M. MAJERUS
       --------------------------------          -------------------------------
Title: Senior Vice President

       Title: VP CAPITAL MARKETS
                                                 -------------------------------

Date:  3/12/01                            Date:  3/14/01
       -------------------------------           -------------------------------

WELLS FARGO BANK WEST, N.A.

By:  /s/ COLIN WALSH
    ----------------------------------

Name:  COLIN WALSH
       -------------------------------
Title:  Senior Vice President

Date:  3/12/01
       -------------------------------

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                                                                   Exhibit 10.15


                                    EXHIBIT A

                      VOLUME INCENTIVE FEE PAYMENT SCHEDULE
                      -------------------------------------

                      Volume
          Units per  Incentive                Conditions
            Quart     Payment


Scenario 1   [*]        [*]        Volume incentive payment contingent on WELLS
                                   FARGO purchase of a minimum of 1,500 Eligible
                                   Loans per Quarter Volume incentive fee
                                   Increased to $350,000 if WELLS FARGO
                                   purchases exceed 3,000 Eligible Loans per Quarter


Scenario 2   [*]        [*]        Volume incentive fee is paid after the end of
                                   the Quarter based on WELLS FARGO purchases during the Quarter.




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